Exhibit 99.2 V E R I T E X Private Placement of Subordinated Notes Nasdaq: VBTX October 23, 2019

V E R I T E X

Exhibit 99.2

CONFIDENTIAL

VERITEX

Private Placement of Subordinated Notes

Nasdaq: VBTX

October 23, 2019

Confidentiality Notice and Safe Harbor Statement

Veritex Holdings, Inc. ("Veritex" or the "Company") has engaged Sandler O'Neill + Partners, L.P. and Keefe, Bruyette & Woods, Inc. (collectively, the "Agents") to exclusively assist the Company in exploring a potential private placement of subordinated notes (the "Securities").

This confidential presentation has been prepared solely for informational purposes and is being delivered to a limited number of parties who are believed to be interested in investing in the Securities. The sole purpose of this presentation is to assist interested parties in making their own evaluation of Veritex and this presentation does not purport to contain all of the information that may be relevant or material to an interested party's investment decision. In all cases, interested parties should conduct their own investigation in accordance with the procedures established by the Company and the Agents and consult with their financial, legal and tax advisors before determining whether to invest in the Securities. None of the Agents, the Company or any of their representatives have made or make any representation or warranty as to the accuracy or completeness of this presentation. Except as otherwise indicated, this presentation speaks as of the date hereof.

The information in this presentation is confidential and may not be shown or given to any person other than the intended recipient. Any further distribution or reproduction of this presentation or any other documentation provided by Veritex or the Agents is strictly prohibited. By receiving this presentation, you acknowledge that it contains material non-public information within the meaning of applicable securities laws and you acknowledge the restrictions under such laws restricting you from effecting transactions in the Company's securities or communicating such information to any other person. This presentation may only be used to evaluate Veritex and the proposed offering of Securities and for no competitive or other purpose.

If and to the extent any Securities are issued, they will be issued by the Company in a transaction that is intended to be exempt from registration under Regulation D of the Securities Act of 1933, as amended. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, the Securities, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

If issued, the Securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of the Securities, nor passed upon the accuracy or adequacy of this presentation. If issued, any indebtedness evidenced by the Securities would not be a deposit and would not be insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

Forward-looking Statements

This presentation contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects the contemplated private placement, including the size, timing, expected use of proceeds and completion thereof, and its acquisition of Green Bancorp, Inc. ("Green"), to have on its operations, financial condition and financial results and Veritex's expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the acquisition of Green. The forward-looking statements in this presentation also include statements about the expected payment date of Veritex's quarterly cash dividend, Veritex's future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the contemplated private placement will not be consummated, that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex's and Green's customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Veritex's Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC's website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex's underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex's behalf may issue.

Non-GAAP Financial Measures

Veritex reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation:

- Tangible book value per common share;
- Tangible common equity to tangible assets;
- Return on average tangible common equity;
- Operating net income;
- Pre-tax, pre-provision operating earnings;
- Diluted operating earnings per share;
- Operating return on average assets;
- Operating return on average tangible common equity;
- Operating efficiency ratio;
- Operating noninterest income; and
- Operating noninterest expense.

Please see "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Expected Terms of the Proposed Offering

Issuer	Veritex Holdings, Inc.
Security	Subordinated Notes
Offering Type	Regulation D Private Placement to Institutional Accredited Investors and Qualified Institutional Buyers with Registration Rights
Rating	Kroll: BBB –
Amount	$75 million
Structure	Fixed-to-Floating Rate
Maturity	10 Years
Call Features	Callable After Year 5
Timing	4th Quarter 2019
Use of Proceeds	General corporate purposes, including the repayment of subordinated debt and potential share repurchases
Placement Agents	Sandler O'Neill + Partners, L.P. Keefe, Bruyette & Woods, *A Stifel Company*

Overview of Franchise

- Headquartered in Dallas, Texas
- Commenced banking operations in 2010; completed IPO in 2014
- Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas

Profitability – Year to Date September 30, 2019	
ROAA	**1.04%**
Operating ROAA[1]	**1.58%**
PTPP ROAA[1]	**2.30%**
ROATCE[1]	**11.93%**
Operating ROATCE[1]	**17.57%**
Efficiency Ratio	**59.42%**
Operating Efficiency Ratio[1]	**43.19%**

Balance Sheet – Quarter Ended September 30, 2019	
Total Assets	$7,963
Total Loans	$5,898
Total Deposits	$5,878
Book Value Per Common Share	$23.02
Tangible Book Value Per Common Share[1]	$14.61

Asset Quality – Quarter Ended September 30, 2019	
NPAs / Total Assets	0.21%
ALLL + PD[2] / Total Loans	1.44%



Amarillo
Lubbock
Abilene
Odessa
San Angelo
TEXAS
Denton
Dallas
Tyler
Waco
Killeen
Lufkin
Austin
San Antonio
Acuña
Piedras Negras
Laredo
McAllen

1) Operating return on average assets, pre-tax, pre-provision operating return on average assets, return on average tangible common equity, operating return on average tangible common equity, operating efficiency ratio and tangible book value per common share are non-GAAP financial measures. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

2) Purchase discount ("PD")

Franchise Highlights

Strong Core Earnings Profile	• 3Q19 pre-tax, pre-provision ("PTPP") operating earnings of $45.7 million[1], representing an annualized PTPP return on average assets of 2.26%[1] vs. 2.22%[1] for 2Q19 • 3Q19 operating return on average tangible common equity ("ROATCE") of 15.78%[1] • Branch light business model
Attractive Core Markets[2]	• Attractive commercial footprint supported by deposit base held in Texas • Well positioned for growth: core markets of Dallas-Fort Worth ("DFW") and Houston rank in the Top 5 MSAs in the nation for both estimated 2020-2025 population growth and in the Top 10 for total MSA deposits
Well Positioned for Growth	• Scalable platform to support significant growth • Highly skilled bankers in DFW and Houston metro areas with capacity to drive growth • Significant liquidity and capital to support growth initiatives
Capable Strategic Acquirer	• Track record of disciplined acquisitions and successful integrations • Acquisitions have provided significant strategic benefits and opportunities
Diversified Loan Portfolio	• Downside risk in the loan portfolio is mitigated by 43.8% of the total portfolio credit marked in the last 2 years • Allowance for loan losses ("ALLL") plus remaining purchase discount to total loan portfolio is 1.44% • Limited energy exposure
Experienced Management Team	• Management team with significant experience driving efficiency, growth and culture • Track record of strategic acquisitions, proactive management of credit resulting in limited credit losses and building out origination teams to support growth

1) Pre-tax, pre-provision operating earnings, pre-tax, provision operating return on average assets, return on average tangible common equity are non-GAAP financial measures. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.
2) Represents Dallas and Houston rank amongst the Top 25 largest U.S. Metropolitan Statistical Areas ("MSAs") by population

Texas Deposit Market Share & Branch Presence

Dallas-Fort Worth-Arlington

Rank	Insitution	Branches	Deposits in Market[1] ($000)	Deposit Market Share[1] (%)
1	Bank of America Corporation (NC)	139	84,898,891	28.99
2	JPMorgan Chase & Co. (NY)	213	64,341,031	21.97
3	Wells Fargo & Co. (CA)	172	19,957,723	6.82
4	Texas Capital Bancshares Inc. (TX)	7	18,931,311	6.47
5	BBVA	93	11,121,557	3.80
6	Prosperity Bancshares Inc. (TX)	74	8,542,084	2.92
7	NexBank Capital Inc. (TX)	3	7,062,237	2.41
8	Cullen/Frost Bankers Inc. (TX)	38	6,710,159	2.29
9	Independent Bk Group Inc. (TX)	34	5,861,577	2.00
10	Comerica Inc. (TX)	55	4,771,516	1.63
11	Veritex Holdings Inc. (TX)	26	4,459,847	1.52
	Total For Institutions In Market	1,601	292,810,367	


Fort Worth
Dallas

Houston-The Woodlands-Sugar Land

Rank	Insitution	Branches	Deposits in Market[1] ($000)	Deposit Market Share[1] (%)
1	JPMorgan Chase & Co. (NY)	190	109,965,045	44.93
2	Wells Fargo & Co. (CA)	182	24,434,154	9.98
3	Bank of America Corporation (NC)	112	23,786,677	9.72
4	BBVA	75	14,210,493	5.81
5	Zions Bancorp. NA (UT)	64	10,172,740	4.16
6	Capital One Financial Corp. (VA)	35	4,965,521	2.03
7	Prosperity Bancshares Inc. (TX)	58	4,631,023	1.89
8	Cadence Bancorp. (TX)	12	4,481,925	1.83
9	Woodforest Financial Grp Inc. (TX)	105	4,409,143	1.80
10	Cullen/Frost Bankers Inc. (TX)	37	4,405,713	1.80
11	Allegiance Bancshares Inc. (TX)	26	3,756,314	1.53
12	Comerica Inc. (TX)	48	2,773,341	1.13
13	Texas Capital Bancshares Inc. (TX)	2	2,076,055	0.85
14	BOK Financial Corp. (OK)	11	1,684,815	0.69
15	Veritex Holdings Inc. (TX)	13	1,648,921	0.67
	Total For Institutions In Market	1,414	244,743,521	


Houston

1) Deposit data as of June 30, 2019
Source: S&P Global Market Intelligence

Well-Positioned in Attractive Texas Markets

Overview

- Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective:
  - Population growth expected to double U.S. average
  - If Texas were a sovereign nation, it would rank the 10th largest economy in the world based on GDP, ahead of Australia, Mexico, Spain, Russia, among others
  - Positive business environment with no state income taxes
  - Behind Texas' strong economy are 50 Fortune 500 companies headquartered in Texas, more than 1,500 non-Texas companies doing business in the state and 2.4 million small businesses
  - For the 17th consecutive year, Texas is the #1 exporting state in the nation, exporting $315 billion in goods in 2018
  - 13 million people in the Texan workforce, representing the second largest civilian workforce in the U.S.
  - Texas marked its 109th consecutive month of job gains in May 2019

Favorable Demographics

	MSA Deposits ($ in billions) (Top 25 Rank[1])	2020-2025 Est. Pop. Growth (Top 25 Rank[1])	2020-2025 Est. HHI Growth (Top 25 Rank[1])
Houston, TX	$245 (#8)	7.5% (#2)	2.8% (#25)
DFW	$293 (#6)	7.4% (#4)	10.45% (#20)
Texas	$791	6.6%	6.6%
United States	**$11,329**	**3.3%**	**9.9%**

Continued Strengthening in Texas Economy



525
425
325
225
Texas Business Cycle Index
Dallas Business Cycle Index
Houston Business Cycle Index
$473.4
$357.4
$348.4
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019 2

1) Represents Houston and DFW rank amongst the Top 25 largest U.S. MSAs by population
2) Business Cycle Index as of June 30, 2019
Source: FDIC, S&P Global Market Intelligence; Texas Office of the Governor (Economic Development and Tourism); Federal Reserve Bank of Dallas

Proven Track Record as a Strategic Acquirer

Overview

- Selective use of strategic acquisitions to augment growth and efficient scale
- Focused on well-managed banks in our target markets with:
  - Favorable market share
  - Low-cost deposit funding
  - Compelling fee income generating business
  - Growth potential
  - Other unique attractive characteristics
- Key metrics used when evaluating acquisitions:
  - EPS accretion
  - TBVPS earn-back
  - IRR
- Reputation as an experienced acquirer
- We expect to maintain discipline in pricing and pursue transactions expected to produce attractive risk adjusted returns
- We strive to build, maintain and support Veritex culture during integrations

Acquisition History

($ in millions)

Date	Target	Loans	Branches
Sept. 2010	Professional	$91.7	3
Mar. 2011	Fidelity	$108.1	3
Oct. 2011	Bank of Las Colinas	$40.4	1
July 2015	Independent Bank	$88.5	2
Aug. 2017	Sovereign	$752.5	9
Dec. 2017	Liberty	$312.6	5
Jan. 2019	Green	$3,254.9	21

Third Quarter 2019 Highlights

- Diluted earnings per share ("EPS") was $0.51 and diluted operating EPS was $0.53[1], resulting in diluted operating EPS up 26.2% compared to the third quarter 2018;
- Book value per common share was $23.02 and tangible book value per common share was $14.61[1], reflecting operating earnings, merger expenses, dividends and share repurchase activity;
- Return on average assets of 1.36% (annualized) with operating return on average assets of 1.42%[1];
- Efficiency ratio of 43.67% and operating efficiency ratio of 42.36%[1], reflecting three consecutive quarters of operating efficiency ratio below 44%;
- Increased and extended previously announced stock buyback program. Repurchased 1,177,241 shares of outstanding common stock in the third quarter of 2019, resulting in an aggregate of 2,349,103 shares repurchased during 2019;
- On October 21, 2019, declared quarterly cash dividend of $0.125 per common share payable in November 2019; and
- Received *American Banker's* "Best Banks to Work For" for the sixth consecutive year.

1) Diluted operating earnings per share, tangible book value per common share, operating return on average assets and operating efficiency ratio are non-GAAP financial measures. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Outlook and Focus Through 2020

1

Strong operating earnings profile, highlighted by year to date 2019 PTPP return on average assets of 2.30%[1], operating ROATCE of 17.57%[1] and operating efficiency ratio of 43.19%[1]

2

Strong balance sheet with significant liquidity, capital and mitigated credit downside given less than $25 million in net energy exposure and $58.5 million in remaining purchase discount on acquired loans

3

Operating in two of the best markets in the country, Dallas-Fort Worth and Houston, with favorable market position and scarcity value

4

Focused on:

- Rebuilding growth momentum
- Maintaining asset quality
- Returning excess capital to shareholders through share repurchases and common stock dividends

5

Currently not focused on:

- Significant M&A because we have achieved the necessary scale to deliver top quality financial results

6

Attractive valuation at 10.0[2] times 2020 consensus earnings

1) Pre-tax, provision operating return on average assets, operating return on average tangible common equity and operating efficiency ratio are non-GAAP financial measures. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

2) As of October 16, 2019 and 2020 consensus earnings estimate of $2.43 from individual analyst reports

Balance Sheet Trends

Total Assets


Veritex
Green
$3,786
$1,040
$4,025
$1,409
$4,262
$2,946
$4,406
$3,209
$7,963
2015
2016
2017
2018
2019 Q3

Total Net Loans


Veritex
Green
$3,098
$817
$3,096
$989
$3,166
$2,222
$3,289
$2,537
$5,872
2015
2016
2017
2018
2019 Q3

Total Deposits


Veritex
Green
$3,101
$868
$3,375
$1,120
$3,397
$2,279
$3,466
$2,622
$5,878
2015
2016
2017
2018
2019 Q3

Tangible Book Value Per Common Share[1]


$9.59
$13.82
$12.75
$14.74
$14.61
2015
2016
2017
2018
2019 Q3

Note: Dollar values in millions, except for per share information

1) Tangible book value per common share is a non-GAAP financial measure. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of this non-GAAP financial measure.

Source: S&P Global Market Intelligence

Profitability Performance

Return on Average Assets



Operating ROAA[1]
0.98%
1.06%
1.03%
0.76%
1.45%
1.26%
1.58%
1.04%
2015
2016
2017
2018
2019YTD

Return on Average Tangible Common Equity[1]



Operating ROATCE[1]
9.62%
11.23%
8.32%
6.27%
14.68%
12.89%
17.57%
11.93%
2015
2016
2017
2018
2019YTD

Net Interest Margin



3.80%
3.72%
3.77%
4.09%
4.02%
2015
2016
2017
2018
2019YTD

Efficiency Ratio



Operating Efficiency Ratio[1]
60.83%
55.61%
56.24%
52.70%
54.92%
49.60%
59.42%
43.19%
2015
2016
2017
2018
2019YTD

1) Operating return on average assets, return on average tangible common equity, operating return on average tangible common equity and operating efficiency ratio are non-GAAP financial measures. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Source: S&P Global Market Intelligence

Net Interest Income

($ in millions)


$29.3
3.99%
3.58%
$71.4
4.00%
3.69%
$70.9
3.90%
3.60%
3Q18
2Q19
3Q19
Net Interest Income
NIM
Adjusted NIM (Excludes All Purchase Accounting)1

- Net interest income of $70.9 million slightly decreased from the second quarter of 2019 and increased $41.6 million, or 142%, compared to the third quarter of 2018, largely due to the Green merger
- Net interest margin of 3.90% was down 10 bps compared to the second quarter of 2019; includes $5.4 million of purchase accounting adjustments in the third quarter of 2019 compared to $5.5 million in the second quarter of 2019
- Third quarter 2019 loan commitments totaled $440.7 million at a weighted average rate of 5.07%

Drivers of NIM decrease

	NIM	Adj. NIM
2Q19 Net Interest Margin	4.00%	3.69%
Impact of rates on other earnings assets	(0.08%)	(0.12%)
Impact of rates on interest-bearing liabilities	0.02%	0.06%
Change in volume and mix	(0.04%)	(0.03%)
3Q19 Net Interest Margin	**3.90%**	**3.60%**

1) Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $4.2 million and $1.2 million in 3Q19, $3.6 million and $1.9 million in 2Q19 and $2.8 million and $158 thousand in 3Q18

Operating Noninterest Income

- Operating noninterest income[1] totaled $8.4 million for the quarter ended September 30, 2019, a 26.3% increase over the prior quarter
- Small Business Administration revenue consistent with the second quarter of 2019 but remains on track with year to date expectations
- Customer swap income totaled $671 thousand on 10 transactions during the third quarter of 2019 compared to $12 thousand during the second quarter of 2019

Operating Noninterest Income[1] Composition


($ in thousands)
$2,408
$919
$270
$410
$809
3Q18
$3,661
$611
$1,831
$387
$832
4Q18
$9,256
$2,091
$2,370
$1,278
$3,517
1Q19
$6,676
$218
$1,104
$1,932
$3,422
2Q19
$8,430
$1,443
$1,068
$2,252
$3,667
3Q19
Service charges and fees on deposit accounts
Loan fees
Gain on sale of loans
Other

1) Operating noninterest income is a non-GAAP financial measure. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of this non-GAAP financial measure.

Operating Noninterest Expense

- Operating noninterest expense[1] totaled $33.6 million for the quarter ended September 30, 2019, a 1.5% decrease over the prior quarter
- Operating noninterest expense excludes core conversion and planned employee departures
- Added new talent, including 4 loan producers, during the third quarter of 2019. Additional salary and benefit cost was offset by lower variable compensation expense

Operating Noninterest Expense[1] Composition



($ in thousands)
$15,554
$2,579
$798
$1,893
$2,890
$7,394
$16,208
$2,794
$835
$1,889
$2,412
$8,278
$35,776
$6,584
$2,760
$3,418
$4,129
$18,885
$34,106
$7,100
$2,719
$2,814
$4,014
$17,459
$33,595
$6,559
$2,712
$2,750
$4,044
$17,530
3Q18
4Q18
1Q19
2Q19
3Q19
Salaries and employee benefits
Occupany and equipment
Professional and regulatory fees
Amortization of intangibles
Other

1) Operating noninterest expense is a non-GAAP financial measure. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of this non-GAAP financial measure.

Loans Held For Investment

- Loans held for investment decreased $44.7 million, or 3.0% on a linked quarter annualized basis
- 43.8% of loan portfolio was credit marked in the last 2 years

Quarter-end New Commitments by Market



$168
$173
$173
$317
2Q19
3Q19
Houston
Dallas

Variable Rate Loan Floors

Grouping	Total Balance	% of Total Balance	Cumulative % of Total Balance
No Floor	$ 2,921	70%	70%
Floor Reached	218	5%	75%
0-25 bps to Reach Floor	57	1%	76%
26-50 bps to Reach Floor	145	4%	80%
51-75 bps to Reach Floor	73	2%	82%
76-100 bps to Reach Floor	295	7%	89%
101-125 bps to Reach Floor	165	4%	93%
126-150 bps to Reach Floor	108	3%	96%
151+ bps to Reach Floor	174	4%	100%
	$ 4,156	100%	

($ in millions)	For the Quarter Ended 6/30/2019	9/30/2019
Originated Loans[1]	$ 2,730	$ 3,076
Acquired non-PCI Loans	$ 2,829	$ 2,430
Acquired PCI Loans[2]	$ 173	$ 148
Mortgage Warehouse	$ 200	$ 234
Total Loans	$ 5,932	$ 5,888
Qtr / Qtr Change in Balance		
Originated Loans[1]	28.7%	12.7%
Acquired non-PCI Loans	-5.4%	-14.1%
Acquired PCI Loans[2]	4.8%	-14.5%
Mortgage Warehouse	75.4%	17.0%
Total Loans	2.7%	-0.7%

Loan Composition



Mortgage Warehouse 4.0%
Consumer 0.3%
Commercial 29.1%
Commercial Real Estate 41.2%
Construction & Land 10.6%
1 - 4 Family Residential 9.5%
Farmland 0.1%
Multi-Family Residential 5.2%

1) Originated loans includes newly originated loans and purchased loans that have matured and renewed during the quarter
2) Increase in acquired purchase credit impaired ("PCI") loans during the second quarter 2019 was a result of updates to the provision estimate of the fair value of PCI loans during the measurement period

Historical Loan Portfolio


4.83%
4.83%
5.12%
5.64%
5.85%
$17
$9
$285
$138
$126
$246
$12
$15
$371
$140
$163
$291
$19
$91
$909
$252
$278
$685
$18
$51
$1,103
$298
$325
$761
$26
$234
$2,427
$307
$559
$624
$1,711
2015
2016
2017
2018
2019 Q3
Commercial
Commercial Real Estate
Construction & Land
Mortgage Warehouse
1 - 4 Family Residential
Farmland & Consumer
Multi-Family Residential
Average Yield

Note: Dollars in millions; 3Q19 Average Yield excludes mortgage warehouse

Strong Asset Quality

Allowance for Loan Losses Ratio


1.28%
1.23%
1.82%
1.77%
1.44%
0.73%
0.75%
0.37%
0.42%
0.45%
3Q18
4Q18
1Q19
2Q19
3Q19
ALLL
ALLL + Remaining PD

Nonperforming Assets / Total Assets


0.80%
0.77%
0.29%
0.54%
0.21%
$21
$64
$25
$4
$19
$2
$26
$16
$5
$2
$10
3Q18
4Q18
1Q19
2Q19
3Q19
Nonaccruals
Accruing 90+
ORE
NPAs/Total Assets

Q3 Provision Breakdown

Specific Reserves	1,180
General Reserves (including renewed loans)	2,933
Charge-off of acquired commercial loan[1]	5,561
Provision	**$ 9,674**

included → Charge-offs; *included* → Provision

Q3 ALLL Rollforward

June 30, 2019 Balance	24,712
Charge-offs[2]	(8,214)
Recoveries	71
Provision	9,674
September 30, 2019 Balance	**$ 26,243**

1) Charge-off related to a commercial energy loan relationship acquired from Sovereign Bancshares, Inc. in 2017. The relationship consists of a $7.8 million loan to an independent oil and gas exploration company that filed for bankruptcy protection in 2018 and recently entered into a sales process pursuant to Section 363 of the Bankruptcy Code. The $5.6 million charge-off of this commercial loan relationship (calculated as full charge-off of $6.1 million less a specific reserve of $253 thousand less a purchase discount of $161 thousand) results in the Company exiting the relationship in full.

2) Excluding the $5.6 million charge-off, the remaining charge-offs recorded during the third quarter of 2019 were fully reserved against in the second quarter of 2019

Historical Asset Quality

Nonperforming Loans[1] / Gross Loans


0.08%
0.18%
0.02%
0.97%
0.21%
2015
2016
2017
2018
2019YTD

Loan Loss Reserve / Gross Loans


0.83%
0.86%
0.57%
0.75%
0.45%
2015
2016
2017
2018
2019YTD

Net Charge-Offs / Average Loans


0.01%
0.03%
0.06%
0.01%
0.19%
2015
2016
2017
2018
2019YTD

Nonperforming Assets[2] / Total Assets


0.05%
0.17%
0.03%
0.77%
0.21%
2015
2016
2017
2018
2019YTD

1) Nonperforming loans defined as nonaccrual loans and loans past due 90 days or more and still accruing
2) Nonperforming assets defined as nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned
Source: S&P Global Market Intelligence

Deposits and Borrowings

- Noninterest-bearing deposits totaled $1.5 billion, which comprised 25.0% of total deposits as of September 30, 2019
- Loan to deposit ratio increased to 100.2% at September 30, 2019 from 96.2% at June 30, 2019
- Excluding mortgage warehouse, the loan to deposit ratio was 96.2% at September 30, 2019
- Entered into $600 million of floating rate and structured borrowings to replace high cost funding resulting in a 5 basis point decrease in average costs of total deposits, excluding deposit premium accretion quarter over quarter
- Average cost of total deposits, excluding deposit premium accretion, at a blended rate has decreased 15 basis point from June 2019 primarily as a result of cuts in money market rates and our strategy to replace high cost funding

Deposits



($ in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$648
$1,346
$662
$683
$1,313
$626
$2,241
$2,617
$1,440
$2,042
$2,646
$1,477
$1,876
$2,528
$1,473
3Q18
4Q18
1Q19
2Q19
3Q19
Noninterest-bearing
Interest-bearing
Certificates and other time deposits

Average Cost of Total Deposits[1]



1.62%
1.59%
1.20%
1.78%
1.75%
1.32%
1.85%
1.62%
1.25%
1.94%
1.79%
1.38%
1.89%
1.79%
1.36%
3Q18
4Q18
1Q19
2Q19
3Q19
Average costs of total deposits, excluding deposit premium accretion
Average cost of interest-bearing deposits
Average cost of total deposits

Monthly Cost of Interest-bearing Deposits and FHLB Borrowings[2]



2.61%
1.91%
2.76%
1.95%
2.49%
1.97%
2.15%
1.96%
1.92%
1.91%
1.82%
1.77%
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Average cost of interest-bearing deposits, excluding deposit premium accretion
Average cost of FHLB borrowings

1) Average costs of total deposits excludes $158, $132, $2,731, $1,355 and $1,210 (in thousands) of deposit premium accretion as of 3Q18, 4Q18, 1Q19, 2Q19, and 3Q19, respectively
2) Average costs of total interest-bearings liabilities excludes $711, $644, $559, $484, $391, $335 (in thousands) of deposit premium accretion as of April 2019, May 2019, June 2019, July 2019, August 2019 and September 2019, respectively

Historical Deposit Composition



0.39%
0.50%
0.63%
1.09%
1.36%
$104
$463
$301
$131
$661
$328
$465
$1,200
$613
$683
$1,313
$626
$1,876
$2,528
$1,473
2015
2016
2017
2018
2019 Q3
Noninterest-bearing
Interest-bearing Transaction & Savings
Certificates & Other Time
Cost of Deposits

Note: Dollars in millions
Source: S&P Global Market Intelligence

Securities Portfolio

Securities Portfolio as of September 30, 2019



MUN
10%
COR
8%
MBS
45%
CMO
37%

Available for Sale Portfolio Breakout

($ in thousands)

Security Type	Book Value	Market Value	Unrealized Gain
Corporate	$ 77,005	$ 78,824	$ 1,819
Municipal	$ 75,112	$ 79,094	$ 3,982
Mortgage-Backed Security	$ 440,145	$ 453,848	$ 13,703
Collateralized Mortgage Obligation	$ 370,415	$ 378,508	$ 8,093
Total	**$ 962,677**	**$ 990,274**	**$ 27,597**

Ratings Profile

S&P		Moody's	
AAA	20.5%	Aaa	79.0%
AA+	65.3%	Aa1	0.6%
AA	1.1%	A2	0.6%
A-	0.6%		
BB	0.6%		

Portolio Highlights

Wtd. Avg. Tax Equivalent Yield	3.2 %
% Available-for-Sale	96.6 %
Avg. Life	5.2 yrs
Modified Duration	4.4 yrs

Interest Rate Sensitivity



Static Shock Impact on Net Interest Income
Jun-19
Sep-19
25.00 %
15.00 %
5.00 %
-5.00 %
-15.00 %
Down 400
Down 300
Down 200
Down 100
Base
Up 100
Up 200
Up 300
Up 400



Static Shock Impact on Economic Value of Equity
Jun-19
Sep-19
25.00 %
15.00 %
5.00 %
-5.00 %
-15.00 %
-25.00 %
Down 400
Down 300
Down 200
Down 100
Base
Up 100
Up 200
Up 300
Up 400

Capital Positioning of the Company

TCE / TA Ratio[1]



Holding Company
Bank
10.17%
9.51%
15.23%
8.69%
11.12%
10.04%
11.78%
10.86%
10.17%
10.90%
2015Y
2016Y
2017Y
2018Y
2019 Q3

Tier 1 Leverage Ratio



Holding Company
Bank
10.75%
9.78%
16.82%
9.54%
12.92%
11.28%
12.04%
10.87%
10.33%
10.64%
2015Y
2016Y
2017Y
2018Y
2019 Q3

Tier 1 Ratio



Holding Company
Bank
12.85%
11.68%
20.72%
11.75%
12.48%
10.92%
12.18%
11.01%
11.26%
11.61%
2015Y
2016Y
2017Y
2018Y
2019 Q3

Total Capital Ratio



Holding Company
Bank
14.25%
12.49%
22.02%
12.57%
13.16%
11.41%
12.98%
11.64%
12.26%
12.00%
2015Y
2016Y
2017Y
2018Y
2019 Q3

1) Tangible common equity to tangible assets is a non-GAAP financial measure. Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of this non-GAAP financial measure.

Source: S&P Global Market Intelligence

Pro Forma Capitalization Table

($ in millions)	Consolidated			Bank-Level		
as of 9/30/2019	Actual	Sub Debt	Pro Forma	Actual	Sub Debt	Pro Forma
Common Equity	$1,205.5	-	$1,205.5	$1,260.2	-	$1,260.2
(+) Goodwill	(370.4)	-	(370.4)	(370.4)	-	(370.4)
(+) Other Intangibles	(61.3)	-	(61.3)	(61.3)	-	(61.3)
(+) Unrealized Gains	(23.8)	-	(23.8)	(23.8)	-	(23.8)
(+) Other	0.0	-	0.0	-	-	0.0
Common Equity Tier 1	$749.9	-	$749.9	$804.7	-	$804.7
(+) Trust Preferred	30.8	-	30.8	-	-	-
Tier 1 Equity	$780.7	-	$780.7	$804.7	-	$804.7
(+) Current Sub Debt	$42.3	-	$42.3	-	-	-
(+) Allowance for Loan Losses	$27.1	-	$27.1	$27.1	-	$27.1
(+) New Sub Debt	-	$73.6	73.6	-	-	-
Total Risk-Based Capital	$850.1	$73.6	$923.7	$831.8	-	$831.8
Risk Weighted Assets	$6,933.5	-	$6,933.5	$6,929.6	-	$6,929.6
Total Assets for Leverage Ratio	$7,554.5	$73.6	$7,628.1	$7,564.9	-	$7,564.9
Regulatory Capital Ratios						
Tier 1 Leverage	10.33%		10.23%	10.64%		10.64%
Common Equity Tier 1	10.82%		10.82%	11.61%		11.61%
Tier 1 Capital	11.26%		11.26%	11.61%		11.61%
Total Risk-Based Capital	12.26%		13.32%	12.00%		12.00%
Tangible Common Equity	$765.1	-	$765.1	$819.8	-	$819.8
Tangible Assets	$7,522.4	$73.6	$7,596.0	$7,518.5	-	$7,518.5
TCE / TA	10.17%		10.07%	10.90%		10.90%

Assumptions

- Assumes Company intends to retain 100% of net proceeds at the holding company
- Commissions of 1.5% with $300 thousand in additional expenses
- Fixed interest rate of 5.00% assumed for illustrative purposes

Note: This slide presents unaudited supplemental pro forma financial information for the periods indicated as if the contemplated private placement had occurred in the third quarter of 2019. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the private placement been completed in the third quarter of 2019

Source: S&P Global Market Intelligence

Double Leverage & Interest Coverage

Double Leverage

($ in thousands)	For the Year Ended December 31, 2016	2017	2018	Q3 2019	Additional Equity	Pro Forma Q3 2019
Investment in Subsidiaries	$148,921	$459,655	$506,902	$1,261,309	–	$1,261,309
Consolidated Equity	$239,088	$488,929	$530,638	$1,205,530	–	$1,205,530
Double Leverage Ratio	**62.29%**	**94.01%**	**95.53%**	**104.63%**	**–**	**104.63%**

Interest Coverage

($ in thousands)	For the Year Ended December 31, 2016	2017	2018	Q3 2019	Additional Interest	Pro Forma Q3 2019
Total Deposit Interest	$4,988	$9,878	$27,313	$20,664	–	$20,664
Other Borrowing Interest	$652	$1,166	$2,732	$4,105	$938	$5,043
Total Interest Expense	$5,640	$11,044	$30,045	$24,769	–	$25,707
Pre-tax Income	$19,018	$28,181	$50,237	$35,000	–	$34,063
Interest Coverage (including deposit expense)	**4.4x**	**3.6x**	**2.7x**	**2.4x**	**–**	**2.3x**
Interest Coverage (excluding deposit expense)	**30.2x**	**25.2x**	**19.4x**	**9.5x**	**–**	**7.8x**

Assumptions

- Assumes Company intends to retain 100% of net proceeds at the holding company
- Commissions of 1.5% with $300 thousand in additional expenses
- Fixed interest rate of 5.00% assumed for illustrative purposes

Note: This slide presents unaudited supplemental pro forma financial information for the periods indicated as if the contemplated private placement had occurred in the third quarter of 2019. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the private placement been completed in the third quarter of 2019

Source: S&P Global Market Intelligence

Appendix

Experienced Management Team



Malcolm Holland – *Chairman & Chief Executive Officer*

C. Malcolm Holland, III founded Veritex and has been Chairman of the Board, Chief Executive Officer and President of Veritex since 2009, and Chairman of the board of directors, Chief Executive Officer and President of the Bank since its inception in 2010. Prior to his service at Veritex, Mr. Holland served in various analyst, lending and executive management positions in the Dallas banking market from 1982 to 2009. Mr. Holland is a past president of the Texas Golf Association and served on the Executive Committee of the United States Golf Association from 2013 through 2016. Mr. Holland is an active member and chairman of the business advisory committee of Watermark Community Church and currently serves as a board member for Cannae Holdings, Inc. He served as chairman of the College Golf Fellowship from 2002 to 2013. Mr. Holland received his Bachelor of Business Administration from Southern Methodist University in 1982. With over 35 years of banking experience in the Dallas metropolitan area, Mr. Holland's extensive business and banking experience and his community involvement and leadership skills qualify him to serve on our Board and as its Chairman.



Terry S. Earley – *Chief Financial Officer*

Terry Earley has served as the Executive Vice President and Chief Financial Officer of Veritex and the Bank since January 2019, when he joined us in connection with our acquisition of Green. Mr. Earley is responsible for the Finance, Accounting and Treasury functions of the Bank. From March 2017 through January 2019, Mr. Earley was Executive Vice President and Chief Financial Officer of Green, and from July 2017 through January 2019, he was Chief Financial Officer of Green Bank. From December 2011 to March 2017, Mr. Earley served as Executive Vice President and Chief Financial Officer of Yadkin Financial Corporation and its predecessors. Prior to that, Mr. Earley served as President and Chief Executive Officer of Rocky Mountain Bank and Rocky Mountain Capital, located in Jackson, Wyoming, in 2010, and as Chief Financial Officer of Bancorp of the Southeast, LLC, located in Ponte Vedra, Florida, in 2009. Before that, Mr. Earley served as Chief Financial Officer and Chief Operating Officer of RBC Bank (USA), which he joined in 1992. Mr. Earley is a Certified Public Accountant and received his Bachelor of Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill.



LaVonda Renfro – *Chief Administrative Officer*

LaVonda Renfro has served as our Executive Vice President and Chief Administrative Officer of the Bank since 2010. Ms. Renfro is responsible for the overall administration and coordination of the activities of the Bank's branches, including operations, sales and marketing, deposit operations, merchant services, private banking, business banking and treasury management. From 2005 to 2010, Ms. Renfro served as the Retail Executive of Colonial Bank/BB&T. From 1994 to 2005, Ms. Renfro was Senior Vice President, District Manager for Bank of America's Austin and San Antonio Markets.



Clay Riebe – *Chief Credit Officer*

Clay Riebe has served as our Executive Vice President and Chief Credit Officer of the Bank since 2016. Mr. Riebe is responsible for the Bank's credit quality, credit underwriting and administration functions. From 2009 to 2015 he served in various capacities for American Momentum Bank, including Chief Lending Officer and member of the board of the directors. From 2005 to 2009, Mr. Riebe served in various lending functions at Citibank. He began his career at community banks in Texas, including First American Bank Texas, where he served in various lending functions. Mr. Riebe received a Bachelor of Business Management from Texas Tech University in 1983.

Experienced Management Team *(continued)*



Angela Harper – *Chief Risk Officer*

Angela Harper has served as our Executive Vice President and Chief Risk Officer of the Bank since 2009. Ms. Harper oversees the loan operations, compliance and Bank Secrecy Act departments of Veritex and the Bank. From 2002 to 2009, Ms. Harper served in various capacities at Colonial Bank, including Senior Vice President, Credit Administration Officer and Risk Management Officer for the Texas region. Ms. Harper began her career in banking as a Bank Examiner at the Office of the Comptroller of the Currency from 1991 to 1995 working in the Dallas Duty Station. Ms. Harper received a Bachelor of Business Administration in Finance in 1989 and a Master of Business Administration from Texas Tech University in 1990 and is a Certified Regulatory Compliance Manager.



Jeff Kesler – *President – Dallas/Ft. Worth Market*

Jeff Kesler has served as our Executive Vice President and Chief Lending Officer of the Bank since 2014. Mr. Kesler is responsible for the Bank's lending functions, including providing leadership to market managers and lending lines of business. From 2013 to 2014, Mr. Kesler served as the Director of Loan Originations for United Development, a real estate investment trust. From 2009 to 2013, Mr. Kesler served as a Market President of the Bank's North Dallas region. Mr. Kesler began his career in 2000 at Colonial Bank where he served in various capacities, eventually becoming an area president for the Dallas and Austin markets. Mr. Kesler received a Bachelor of Business Administration from Fort Hays State University in 2000.



Jon Heine – *President – Houston Market*

Jon Heine joined Veritex Community Bank as Houston Market President in May 2019. Mr. Heine leads the Bank's efforts in the recently expanded Houston market following the acquisition of Houston-based, Green Bank. He joined the Bank after nearly 19 years at Comerica Bank, where he served as the Regional Manager of Comerica's Wealth Management team in Houston since 2016. Mr. Heine brings broad lending experience having also held various roles in Private Banking, National Dealer Finance, Middle Market and Entertainment Finance in the markets of Texas and California. Mr. Heine received a Bachelor of Business Administration from Texas Tech University in 2000.



Michael Bryan – *Chief Information Officer*

Michael Bryan has served as our Executive Vice President and Chief Information Officer of the Bank since 2017. Mr. Bryan oversees the information technology department of the Bank. From 2010 to 2017, Mr. Bryan served as Executive Vice President and Chief Information Officer at BNC Bank. From 2007 to 2010, Mr. Bryan served as Bank Technology/Operations Practice Principal at DD&F Consulting Group. From 2004 to 2006, Mr. Bryan served as Global Account Manager at Fujitsu. From 2001 to 2004, Mr. Bryan served as Principal Consultant at Hewlett Packard Enterprise. From 1980 to 2003, Mr. Bryan served as Chief Executive Officer/Owner of BancPro Systems, Inc.

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Year Ended December 31, 2015	2016	2017	2018	YTD 2019
Total stockholders' equity	**$ 132,046**	**$ 239,088**	**$ 488,929**	**$ 530,638**	**$ 1,205,530**
Goodwill	($ 26,865)	($ 26,865)	($ 159,452)	($ 161,447)	($ 370,463)
Intangible Assets	($ 2,410)	($ 2,181)	($ 22,165)	($ 11,675)	($ 70,014)
Tangible Common Equity	**$ 102,771**	**$ 210,042**	**$ 307,312**	**$ 357,516**	**$ 765,053**
Common shares Outstanding	10,712,742	15,195,328	24,109,515	24,254,000	52,373,000
Book Value per Common Share	**$ 12.33**	**$ 15.73**	**$ 20.28**	**$ 21.88**	**$ 23.02**
Tangible Book Value per Common Share	**$ 9.59**	**$ 13.82**	**$ 12.75**	**$ 14.74**	**$ 14.61**
Total Assets	**$ 1,039,551**	**$ 1,408,507**	**$ 2,945,583**	**$ 3,208,550**	**$ 7,962,883**
Goodwill	($ 26,865)	($ 26,865)	($ 159,452)	($ 161,447)	($ 370,463)
Intangible Assets	($ 2,410)	($ 2,181)	($ 22,165)	($ 11,675)	($ 70,014)
Tangible Assets	**$ 1,010,276**	**$ 1,379,461**	**$ 2,763,966**	**$ 3,035,428**	**$ 7,522,406**
Tangible Common Equity to Tangible Assets	**10.17 %**	**15.23 %**	**11.12 %**	**11.78 %**	**10.17 %**

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Year Ended December 31, 2017	2018	For the Quarter Ended 6/30/2019	9/30/2019	YTD 2019
Net Income	**$ 15,110**	**$ 39,341**	**$ 26,876**	**$ 27,405**	**$ 61,688**
Loss on Sale of Securities Available for Sale	–	$ 42	$ 642	–	$ 1,414
Loss (Gain) On Sale of Disposed Branch Assets	–	($ 388)	$ 359	–	$ 359
Lease Exit Costs, net	–	$ 1,071	–	–	–
Branch Closure Expenses	–	$ 172	–	–	–
One-time Issuance of Shares to All Employees	–	$ 421	–	–	–
Merger and Acquisition Expenses	$ 2,691	$ 5,220	$ 5,431	$ 1,035	$ 37,683
Operating Pre-Tax Earnings	**$ 17,801**	**$ 45,879**	**$ 33,308**	**$ 28,440**	**$ 101,144**
Tax Impact of Adjustments	($ 942)	($ 633)	($ 1,351)	($ 217)	($ 8,285)
Tax Act Re-measurement	$ 3,051	$ 5	–	–	–
Other M&A Tax Items	$ 398	–	$ 277	$ 406	$ 683
Operating Net Income	**$ 20,308**	**$ 45,251**	**$ 32,234**	**$ 28,629**	**$ 93,542**
Weighted Average Diluted Shares Outstanding	18,810	24,590	54,929	53,957	54,717
Diluted EPS	**$ 0.80**	**$ 1.60**	**$ 0.49**	**$ 0.51**	**$ 1.13**
Diluted Operating EPS	**$ 1.08**	**$ 1.84**	**$ 0.59**	**$ 0.53**	**$ 1.73**

Note:

- Loss on sale of disposed branch assets for the nine months ended September 30, 2019 and three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income
- During the fourth quarter of 2018, the Company initiated a transaction cost study, which through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in year ended December 31, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating earnings are taxed at the statutory rate.

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Year Ended December 31, 2017	2018	For the Quarter Ended 6/30/2019	9/30/2019	YTD 2019
Net Income	**$ 15,110**	**$ 39,341**	**$ 26,876**	**$ 27,405**	**$ 61,688**
Loss on Sale of Securities Available for Sale	–	$ 42	$ 642	–	$ 1,414
Loss (Gain) On Sale of Disposed Branch Assets	–	($ 388)	$ 359	–	$ 359
Lease Exit Costs, net	–	$ 1,071	–	–	–
Branch Closure Expenses	–	$ 172	–	–	–
One-time Issuance of Shares to All Employees	–	$ 421	–	–	–
Merger and Acquisition Expenses	$ 2,691	$ 5,220	$ 5,431	$ 1,035	$ 37,683
Operating Pre-Tax Earnings	**$ 17,801**	**$ 45,879**	**$ 33,308**	**$ 28,440**	**$ 101,144**
Tax Impact of Adjustments	($ 942)	($ 633)	($ 1,351)	($ 217)	($ 8,285)
Tax Act Re-measurement	$ 3,051	$ 5	–	–	–
Other M&A Tax Items	$ 398	–	$ 277	$ 406	$ 683
Operating Net Income	**$ 20,308**	**$ 45,251**	**$ 32,234**	**$ 28,629**	**$ 93,542**
Average Total Assets	$ 1,980,968	$ 3,132,428	$ 7,937,319	$ 8,009,438	$ 7,928,953
Return on Average Assets	**0.76 %**	**1.26 %**	**1.36 %**	**1.36 %**	**1.04 %**
Operating Return on Average Assets	**1.03 %**	**1.45 %**	**1.63 %**	**1.42 %**	**1.58 %**

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Year Ended December 31, 2017	2018	For the Quarter Ended 6/30/2019	9/30/2019	YTD 2019
Operating Pre-Tax Earnings	**$ 17,801**	**$ 45,879**	**$ 33,308**	**$ 28,440**	**$ 101,144**
Provision for Income Taxes	$ 13,029	$ 10,896	$ 7,369	$ 7,595	$ 16,953
Provision for Loan Losses	$ 5,114	$ 6,603	$ 3,335	$ 9,674	$ 18,021
Net Pre-tax, Pre-Provision Operating Earnings	**$ 35,944**	**$ 63,378**	**$ 44,012**	**$ 45,709**	**$ 136,118**
Average Total Assets	$ 1,980,968	$ 3,132,428	$ 7,937,319	$ 8,009,438	$ 7,928,953
Net Pre-tax, Pre-Provision Operating Return on Average Assets	**1.81 %**	**2.02 %**	**2.22 %**	**2.26 %**	**2.30 %**

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited)	For the Year Ended December 31,		For the Quarter Ended		YTD
(Dollars in thousands, except per share data)	2017	2018	6/30/2019	9/30/2019	2019
Net Income	**$ 15,110**	**$ 39,341**	**$ 26,876**	**$ 27,405**	**$ 61,688**
Amortization of Intangibles	$ 1,270	$ 4,060	$ 2,451	$ 2,451	$ 7,379
Tax Benefit	($ 445)	($ 859)	($ 515)	($ 515)	($ 1,550)
Net Income Adjusted for Amortization of Core Deposit Intangibles	**$ 15,935**	**$ 42,542**	**$ 28,812**	**$ 29,341**	**$ 67,517**
Total Average Stockholders' Equity	**$ 332,935**	**$ 509,018**	**$ 1,200,632**	**$ 1,210,147**	**$ 1,199,440**
Average Goodwill	($ 73,656)	($ 160,907)	($ 369,255)	($ 370,224)	($ 369,097)
Average Core Deposit Intangibles	($ 5,311)	($ 18,005)	($ 73,875)	($ 71,355)	($ 73,965)
Average Tangible Common Equity	**$ 253,968**	**$ 330,106**	**$ 757,502**	**$ 768,568**	**$ 756,378**
Return on Average Tangible Common Equity	**6.27 %**	**12.89 %**	**15.26 %**	**15.15 %**	**11.93 %**
Operating Pre-Tax Earnings	**$ 20,308**	**$ 45,251**	**$ 32,234**	**$ 28,629**	**$ 93,542**
Amortization of Intangibles	$ 1,270	$ 4,060	$ 2,451	$ 2,451	$ 7,379
Tax Benefit	($ 445)	($ 859)	($ 515)	($ 515)	($ 1,550)
Net Income Adjusted for Amortization of Core Deposit Intangibles	**$ 21,133**	**$ 48,452**	**$ 34,170**	**$ 30,565**	**$ 99,371**
Operating Return on Average Tangible Common Equity	**8.32 %**	**14.68 %**	**18.09 %**	**15.78 %**	**17.57 %**

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Year Ended December 31, 2017	2018	For the Quarter Ended 6/30/2019	9/30/2019	YTD 2019
Noninterest Expense	**$ 42,789**	**$ 69,259**	**$ 39,896**	**$ 34,630**	**$ 141,519**
(Loss) Gain on sale of disposed branch assets	–	$ 388	($ 359)	–	($ 359)
Lease Exit Costs, net	–	($ 1,071)	–	–	–
Branch Closure Expenses	–	($ 172)	–	–	–
One-time issuance of shares to all employees	–	($ 421)	–	–	–
Merger and acquisition expenses	($ 2,691)	($ 5,220)	($ 5,431)	($ 1,035)	($ 37,683)
Operating Noninterest Expense	**$ 40,098**	**$ 62,763**	**$ 34,106**	**$ 33,595**	**$ 103,477**
Noninterest Income	**$ 11,910**	**$ 7,576**	**$ 6,034**	**$ 8,430**	**$ 22,948**
Loss on sale of securities available for sale, net	–	$ 42	$ 642	–	$ 1,414
Operating Noninterest Income	**$ 11,910**	**$ 7,618**	**$ 6,676**	**$ 8,430**	**$ 24,362**
Net Interest Income	**$ 65,508**	**$ 114,189**	**$ 71,442**	**$ 70,874**	**$ 215,233**
Efficiency Ratio	56.24 %	54.92 %	51.49 %	43.67 %	59.42 %
Operating Efficiency Ratio	52.70 %	49.60 %	43.66 %	42.36 %	43.19 %

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	For the Quarter Ended 9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Noninterest Income	**$ 2,408**	**$ 3,619**	**$ 8,484**	**$ 6,034**	**$ 8,430**
Loss on sale of securities available for sale, net	–	$ 42	$ 772	$ 642	–
Operating Noninterest Income	**$ 2,408**	**$ 3,661**	**$ 9,256**	**$ 6,676**	**$ 8,430**
Noninterest Expense	**$ 18,246**	**$ 17,358**	**$ 66,993**	**$ 39,896**	**$ 34,630**
Loss (gain) on sale of disposed branch assets	–	–	–	($ 359)	–
One-time issuance of shares to all employees	–	–	–	–	–
Merger and acquisition expenses	($ 2,692)	($ 1,150)	($ 31,217)	($ 5,431)	($ 1,035)
Operating Noninterest Expense	**$ 15,554**	**$ 16,208**	**$ 35,776**	**$ 34,106**	**$ 33,595**

VERITEX